Exhibit 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

COLUMBIA LABORATORIES, INC.

WARRANT TO PURCHASE COMMON STOCK

No. W-[_____]		[______ __, 20__]
Void After [____] XX, 20__

This Certifies That, for value received, PharmaBio Development Inc., with its principal office at 4820 Emperor Blvd, Durham, NC 27703, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Columbia Laboratories, Inc., a Delaware corporation, with its principal office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), up to Nine Hundred Thousand (900,000) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein.

1. Definitions.  As used herein, the following terms shall have the following respective meanings:

(a)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York. New York, are authorized or required by law to remain closed.

(b)   “Exercise Period” shall mean the period commencing on November 30, 2010 and ending at 5:00 p.m., New York time, on the date five (5) years from the date hereof, unless sooner exercised or terminated as provided below.

(c)   “Exercise Price” shall mean $1.15 per share, subject to adjustment pursuant to Section 5 below.

(d)   “Exercise Shares” shall mean the shares of the Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(e)   “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

(f)   “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

2.   Exercise of Warrant.

2.1    Method of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time during the Exercise Period, in whole or in part, by (a) delivery of a written notice, in the form attached hereto (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and (b) (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (ii) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2.2).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares.  On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (A) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Exercise Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Exercise Shares to which the Holder is entitled pursuant to such exercise which certificates shall not bear any restrictive legends unless required.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 2.3) representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant.  Fractional shares shall be treated as provided in Section 6.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Exercise Shares upon exercise of this Warrant.

2.2    Cashless Exercise.  Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, and the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

        X =Y (B-A)
          B
Where:	X	=	the number of Exercise Shares to be issued to the Holder.
	Y	=	the number of Exercise Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.
	A	=	the Exercise Price
	B	=	the Current Market Price of one share of Common Stock.
“Current Market Price” means on any particular date:

(a)   if the Common Stock is traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such market over the five Trading Days ending immediately prior to the effective date of the exercise;

(b)   if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such exchange over the five Trading Days ending immediately prior to the effective date of the exercise;

(c)   if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the effective date of the exercise; and

(d)   if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

2.3   Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within ten days of the later of the date of exercise or surrender of this Warrant, a new Warrant evidencing the rights of the Holder, or, subject to Section 8, such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder.  In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share.  Fractional shares shall be treated as provided in Section 6.

3.   Covenants of the Company.

3.1   Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2   Notices of Record Date.  In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. In the event of any capital reorganization of the Company, any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities or any transfer of a majority of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company) or any other reclassification or recapitalization of the capital stock of the Company, the Company shall mail to the Holder a notice specifying the anticipated date on which such event will occur. Such notice shall be mailed at least ten days prior to the date therein specified.

3.3   Piggy-Back Registration Rights.

(a)           If the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission respecting an underwritten public offering (an “Underwritten Offering”) of any shares of any class of its equity securities for its own account or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Stockholder"), the Company shall give prompt written notice to the Holder at least ten Business Days prior to the initial filing of the registration statement relating to such offering (the "Registration Statement").  Each such Holder shall have the right, within seven Business Days after delivery of such notice, to request in writing that the Company include all or a portion of the Exercise Shares in such Registration Statement ("Piggy-back Registration Rights"). The Company shall include in such Underwritten Offering all of the Exercise Shares that a Holder has requested be included, unless the underwriter for such offering, the "Managing Underwriter") delivers a notice (a "Cutback Notice") pursuant to Section 3.3(b) or 3.3(c) hereof. The Managing Underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for such Underwritten Offering.

(b)           If the proposed Underwritten Offering is an Underwritten Offering by the Company on a primary basis (a "Primary Registration"), the provisions of this Section 3.3(b) shall be applicable if the Managing Underwriter delivers a Cutback Notice stating that, in its opinion, the number of securities to be offered for the account of the Company ("Company Shares"), plus the Exercise Shares that the Holder has requested to be sold therein, plus the securities (the "Other Shares") that selling stockholders (other than the Holder) exercising similar piggy-back registration rights with respect to such offering ("Other Selling Stockholders") propose to sell therein, exceeds the maximum number of shares specified by the Managing Underwriter in such Cutback Notice that may be distributed without having a material adverse effect on the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the "Includible Shares."  If the Managing Underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company Shares in the Underwritten Offering in priority to the inclusion of any Other Shares or Exercise Shares.  First, each requesting Holder shall then be entitled to include in such offering up to its pro rata portion of the Includible Shares, based on the number of securities requested to be sold by the Holders, and then each Other Selling Stockholder shall be entitled to include in such offering up to its pro rata portion of the Includible Shares, based on the number of securities requested to be sold by the Other Selling Stockholders. No shareholder that proposes to sell Exercise Shares or Other Shares in the proposed offering may sell any such shares therein unless all Company Shares are so included.

(c)           If the proposed Underwritten Offering is an Underwritten Offering pursuant to demand registration rights exercised by a Requesting Stockholder, then the provisions of this Section 3.3(c) shall be applicable if the Managing Underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Company Shares, Exercise Shares and Other Shares requested to be included in such offering therein exceeds the maximum number of shares (the "Includible Secondary Shares") specified by the Managing Underwriter in such Cutback Notice that may be distributed without having a material adverse effect on the price, timing and distribution of the Company Shares being distributed. If the Managing Underwriter delivers such Cutback Notice, the Company will include in such registration, (i) first, the securities requested to be included therein by a Requesting Stockholder exercising demand registration rights, (ii) second, the securities requested to be included therein by the Holder, if any, (iii) third, the securities requested to be included therein by the Company, if any, and (iii) fourth, each Other Selling Stockholder's pro rata portion of the Includible Secondary Shares, based on the number of securities requested to be sold by such Other Selling Stockholders.

4.   Representations of Holder.

4.1   Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Exercise Shares, except as would not result in a violation of the Securities Act.  The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except pursuant to and in accordance with the Securities Act.

4.2   Securities Are Not Registered.

(a)   The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Securities of the Company is to be effected and/or pursuant to specific exemptions from the registration provisions of the Securities Act, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder represents and warrants that it has no such present intention.

(b)   The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in Section 3.3, the Exercise Shares, or to comply with any exemption from such registration.

4.3   Disposition of Warrant and Exercise Shares.

(a)   The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)   There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)   If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 or in connection with transfers by the Holder to its affiliates.

(b)   The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

5.           Adjustments.  In the event of changes in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by the Company, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number, class and kind of shares subject to this Warrant.  The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.  For the avoidance of doubt, if necessary to effectuate the provisions of this Section 5, any successor to the Company or surviving entity in a reorganization, consolidation or merger effected by the Company shall deliver to the Holder confirmation (or a new warrant to the effect) that such successor or surviving entity shall have all of the obligations of the Company under this Warrant with the same effect as if such successor or surviving entity had been named as the Company herein, and that there shall be issued upon exercise of this Warrant (or a new warrant) at any time after the consummation of such reorganization, consolidation or merger, in lieu of the shares of Common Stock issuable upon the exercise of this Warrant prior to such transaction, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to such transaction and had the Holder continued to hold such shares until after such transaction.

6.     Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant or as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of the Common Stock on the date of exercise of this Warrant or adjustment pursuant hereto by such fraction, provided the payment exceeds $5.00.

7.     No Stockholder Rights.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.     Transfer of Warrant.  Subject to applicable laws and compliance with Section 4.3, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

8.1   Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

8.2   If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (a) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws (provided that such opinion shall not be required in connection with any disposition made or to be made in accordance with the provisions of Rule 144 or in connection with transfers by the Holder to its affiliates, and (b) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and execute an investment letter in form and substance reasonably acceptable to the Company.

9.     Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.    No Impairment.  Except and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against such impairment.

11.    Modifications and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

12. Notices, Etc.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the address on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

13.    Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.    Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.

15.    Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16.     Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17.    Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

18.     Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of                        .

COLUMBIA LABORATORIES, INC.

By:
Name:	Robert S. Mills
Title:	President and Chief Executive Officer
Address:	354 Eisenhower Parkway
Livingston, New Jersey 07039
Attention: General Counsel
Facsimile: (973) 994-3001

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

COLUMBIA LABORATORIES, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Exercise Shares”) of Columbia Laboratories, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Exercise Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Exercise Shares.

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Exercise Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Exercise Shares.  The Company shall deliver to the holder __________ Exercise Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

         Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and, if applicable, hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

COLUMBIA LABORATORIES, INC.

By:
Name:
Title:

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Sections 4.3 and 8, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:  __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.